Exhibit 99.1

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned hereby certifies that, to his or her knowledge, (i) the Form 10-QSB filed by Four Oaks Fincorp, Inc. (the “Issuer”) for the quarter ended September 30, 2002, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in that report fairly presents, in all material respects, the financial condition and results of operations of the Issuer on the dates and for the periods presented therein.

FOUR OAKS FINCORP, INC.

Date: November 13, 2002	By:	/s/ Ayden R. Lee, Jr.
Ayden R. Lee, Jr. President and Chief Executive Officer

Date: November 13, 2002	By:	/s/ Nancy S. Wise
Nancy S. Wise Senior Vice President and Chief Financial Officer